Exhibit (23) (a)

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Allstate Life Insurance Company of New York on Form S-3 of our report dated February 19, 1999, appearing in the Annual Report on Form 10-K of Allstate Life Insurance Company of New York for the year ended December 31, 1998 which was incorporated by reference in Registration Statement No. 033-65355 on Form S-3, which is incorporated by reference in this Registration Statement and to the reference to us under the heading "Experts" in the Prospectus also contained in Registration Statement No. 033-65355.

Chicago, Illinois
January 24, 2000
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Exhibit (23)(b)

Freedman, Levy, Kroll & Simonds

                                       CONSENT OF
                             FREEDMAN, LEVY, KROLL & SIMONDS

     We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectuses incorporated by reference in the Form S-3 Registration Statement of Allstate Life Insurance Company of New York to which this consent relates.

                                            /s/FREEDMAN, LEVY, KROLL & SIMONDS

Washington, D.C.
January 26, 2000